Exhibit 10.57

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of January 30, 2004, and is made by and between QRS CORPORATION, a Delaware corporation (“QRS”), and MARINA BAY PARTNERS II, LLC, a California limited liability company (“MBP”). QRS and MBP hereby agree as follows:

1. Recitals: This Sublease is made with reference to the fact that Marina Bay Partners, LLC, a California limited liability company as “Landlord,” (“Master Landlord”) and QRS, as “Tenant,” are parties to that that certain lease captioned “Marina Bay Business Park Office Lease” dated as of November 20, 1998, as amended by First Amendment to Lease dated as of April 15, 1999 (as amended, the “Master Lease”), with respect to those certain premises described therein and commonly known as 1450 Marina Way South, Richmond, California (the “Master Premises”). The Master Lease is affected by that certain 1450 Marina Way South Settlement Agreement (the “1450 Settlement Agreement”) between Master Landlord and QRS dated of even date herewith, a copy of which has been provided to MBP, and it is agreed that this Sublease shall be governed by the terms of the 1450 Settlement Agreement to the extent that the provisions thereof differ from the Master Lease. A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

QRS and Marina Westshore Partners, LLC (“Westshore”) are parties to that certain Marina Bay Business Park Phase I Office Lease dated April 27, 1990, as amended by that certain First Amendment to Lease dated July 1, 1992, that certain Second Amendment to Lease dated as of August 30, 1993, that certain Third Amendment to Lease dated as October 8, 1993, that certain Fourth Amendment to Lease dated as of August 7, 1997, and that certain Fifth Amendment to Lease dated as of November 20, 1998 (as so amended, the “1400 Lease”), and with respect thereto QRS and Westshore have concurrent with the execution of this Sublease entered into that certain 1400 Marina Way South Settlement Agreement (the “1400 Settlement Agreement”), which provides, among other things, for QRS to pay to Westshore the sum of $200,000 upon the mutual execution of the 1400 Settlement Agreement. The parties hereto agree that MBP may elect to terminate this Sublease if said $200,000 payment is not made by QRS to Westshore within two (2) business days after the execution of the 1400 Settlement Agreement, election of which termination shall be made in writing and delivered to QRS and effective upon receipt by QRS prior to the making of such payment.

2. Subleased Premises: Subject to the terms and conditions of this Sublease, QRS hereby subleases to MBP, and MBP hereby subleases from QRS, the entire Master Premises consisting of approximately 93,887 rentable square feet, comprising the entire Initial Premises and Additional Premises as described in the Master Lease (collectively, the “Subleased Premises”).

3. Term:

A. Term. The term (the “Term”) of this Sublease shall be for the period commencing on October 1, 2008 (the “Commencement Date”) and ending on June 30, 2010 as to the Initial Premises, and ending on June 30, 2011 as to the Additional Premises, unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the “Expiration Date”). MBP confirms that QRS has informed it that pursuant to the 1450 Settlement Agreement, QRS has waived its option to extend the term of the Master Lease, as set forth in Section 26 thereof. Accordingly, MBP shall not have any option to extend or renew the term of this Sublease.

B. Right of Early Termination. MBP’s obligation to sublease the Subleased Premises is expressly contingent upon QRS fully performing its obligations under (a) the Master Lease, and (b) the 1400 Lease (provided that, as to the 1400 Lease, Westshore or an affiliate of Westshore remains the landlord thereunder) through September 30, 2008. If prior thereto QRS is in default under the Master Lease and/or the 1400 Lease and fails to cure such default within the cure period, if any, provided therein, and as a result thereof, Master Landlord may terminate the Master Lease and/or Westshore may terminate the 1400 Lease (in either case, an “Event of Default”), MBP shall have the right to terminate this Sublease by giving written notice of termination to QRS, which notice of termination, to be effective, must be given prior to (i) the date one hundred twenty (120) days after MBP receives written notice from Master Landlord and/or Westshore of such Event of Default, or (ii) the Commencement Date, whichever first occurs.

Solely for purposes of determining an Event of Default of the Master Lease as described above and in Section 5.C hereof, if QRS fails to timely make a payment of Fixed Rent and/or Additional Charges due under the Master Lease, QRS shall nevertheless be deemed to have fully and timely paid the Fixed Rent and Additional Charges through September 30, 2008, provided that QRS makes such payment of Fixed Rent or Additional Charges within three (3) business days after delivery from Master Landlord or MBP of written notice that QRS has failed to make any payment of Fixed Rent (the parties acknowledging that for the period from October 1, 2006 through September 30, 2008, QRS’ obligation to pay Fixed Rent shall be satisfied through disbursements from the QRS Escrow Account to the extent funds remain available for such purpose in such account) or Additional Charges, stating the specific amount past due, and indicating that failure to pay the amount stated may will result in MBP’s right to elect to terminate this Sublease as set forth above.

Solely for purposes of determining an Event of Default of the 1400 Lease as described above, if QRS fails to timely make a payment of Fixed Rent and/or Additional Charges due under the 1400 Lease, QRS shall nevertheless be deemed to have fully and timely paid the Fixed Rent and Additional Charges through September 30, 2008, provided that QRS makes such payment of Fixed Rent or Additional Charges within three (3) business days after delivery from Westshore or MBP of written notice that QRS has failed to make such payment of Fixed Rent or Additional Charges, stating the specific amount past due, and indicating that failure to pay the amount stated may will result in MBP’s right to elect to terminate this Sublease as set forth above.

Notwithstanding the foregoing, MBP’s said right to terminate this Sublease shall be of no further force or effect if Master Landlord transfers the Master Premises to any person or entity who is not affiliated with Master Landlord or MBP.

4. Rent:

A. Base Rent. Commencing on the Commencement Date and continuing each month throughout the Term of this Sublease, MBP shall pay as base rent (“Base Rent”) for the Subleased Premises the monthly Fixed Rent described in the Master Lease.

B. Additional Rent. Commencing on the Commencement Date and continuing each month throughout the Term of this Sublease, MBP shall have sole responsibility for payment of all Additional Charges. Such amounts (including estimated payments thereof and adjustments thereto) shall be payable by MBP on or before the dates the same are due under the Master Lease. All monies other than Base Rent required to be paid by MBP under this Sublease shall be deemed additional rent (“Additional Rent”).

C. Payment of Rent. Base Rent and Additional Rent (collectively, “Rent”) shall be paid in advance on or before the first (1st) day of each month and MBP shall make such payments directly to Master Landlord. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. All Rent payable hereunder shall be paid directly to Master Landlord as such address as may be designated from time to time by Master Landlord pursuant to the Master Lease.

5. Security/Escrow Deposit: Concurrent with the execution of this Sublease, QRS and MBP have entered into an escrow agreement (the “Escrow Agreement”) with Wells Fargo Bank in Los Angeles, California (the “Escrow Holder”), a copy of which is attached to this Sublease as Exhibit B. All fees charged by Escrow Holder in connection with the QRS Escrow Account (as defined below) shall be borne by QRS.

A. QRS Deposit. Pursuant to QRS’ obligations under the 1450 Settlement Agreement to increase its Security Deposit under the Master Lease, and in order to assure MBP that QRS will fully perform its obligations under the Master Lease prior to the Commencement Date so that the Sublease Premises will in fact be available for MBP’s use on the Commencement Date, QRS shall make one payment as a security deposit in the amount of Three Million Five Hundred Sixty Thousand One Hundred Ninety Five and No/100 Dollars ($3,560,195.00) (the “QRS Deposit”) to Escrow Holder to be held in an escrow account (the “QRS Escrow Account”) under the Escrow Agreement. The QRS Deposit shall be deposited with Escrow Holder concurrently with the mutual execution and delivery of this Sublease. All earnings on the QRS Deposit shall accrue to and inure for the benefit of QRS.

B. Investment of QRS Deposit. The QRS Deposit shall be invested by Escrow Holder as directed by QRS, provided that the funds may be invested only in the following investments and accounts unless otherwise agreed by QRS, MBP and Master Landlord: interest-bearing bank accounts and certificates of deposit held by state or federally chartered financial institutions whose deposits are insured by the Federal Deposit Insurance Corporation; and other debt instruments with a minimum rating of AAA. As all earnings on the QRS Deposit shall accrue to and inure for the benefit of QRS, such earnings shall be paid to QRS from time to time, when requested of Escrow Holder by QRS, as long as the amount remaining in the QRS Escrow Account equals or exceeds the Fixed Rent obligation remaining under the Master Lease for the period commencing on October 1, 2006 and expiring on September 30, 2008.

C. Use of QRS Deposit to Cure Default. If prior to the Commencement Date there is an Event of Default under the Master Lease arising from QRS’s failure to timely pay Fixed Rent or Additional Charges thereunder, then either MBP or Master Landlord, each at its sole and absolute discretion, may direct Escrow Holder to pay to Master Landlord such portion of the QRS Deposit as is necessary to cure such Event of Default, and Escrow Holder shall do so upon two (2) business days prior written instruction from MBP or Master Landlord, which instruction shall also be simultaneously sent to QRS. Each time that Escrow Holder pays a portion of the QRS Deposit to cure such an Event of Default, QRS shall within ten (10) business days after receiving notice of such payment make an additional deposit with Escrow Holder in the amount paid so that the QRS Deposit is restored to the full amount of such deposit prior to the application of such funds to cure such Event of Default. If QRS fails to so restore the QRS Deposit within said ten (10) business day period, MBP may elect to terminate this Sublease.

D. Disposition of QRS Deposit on Early Termination of Sublease. If MBP exercises its right of early termination provided in Sections 3.B or 5.C above, MBP shall provide notice thereof to Escrow Holder, MBP shall thereupon no longer be a party to the Escrow Agreement, and the QRS Deposit in the amount then existing in the QRS Escrow Account shall be remain therein and continue to serve as a Security Deposit to Master Landlord under the Master Lease.

E. Disposition of QRS Deposit after September 30, 2006. In addition to serving as an assurance of QRS performance under the Master Lease prior to the Commencement Date, it is intended that the QRS Deposit be paid to Master Landlord towards the monthly Fixed Rent obligation under the Master Lease for the period commencing on October 1, 2006 and expiring on September 30, 2008. Accordingly, commencing on October 1, 2006 and on the first day of each month thereafter until but including September 1, 2008, Escrow Holder shall pay to Master Landlord the sum of One Hundred Forty Eight Thousand Three Hundred Forty One and 45/100 Dollars ($148,341.45) from the QRS Deposit, and each such monthly payment shall satisfy the Fixed Rent payable by QRS under the Master Lease. If on September 30, 2008 any sums remain in the QRS Escrow Account, the QRS Deposit in the amount then existing in the QRS Escrow Account shall be disbursed to QRS at QRS’ direction.

F. MBP Security Escrow Agreement; Deed of Trust. MBP currently owns the real property described in Section 28 of the Lease as the Adjacent Property and has disclosed to QRS that it intends to sell the Adjacent Property to a third party for development. Concurrent with the execution of this Sublease, MBP and QRS shall enter into an escrow agreement similar in form to the Escrow Agreement described above (such second escrow agreement is referred to herein as the “MBP Security Escrow Agreement” and the form is attached to this Sublease as Exhibit C). All fees charged by Escrow Holder in connection with the MBP Security Escrow Agreement shall be borne by MBP. Also, concurrent with the mutual execution and delivery of this Sublease, MBP shall grant to QRS a lien on the Adjacent Property securing its obligation to make the MBP Deposit as set forth above, as well as its obligation to pay the Rent under this

Sublease. Such lien shall be created by a deed of trust in the form attached hereto and made a part hereof as Exhibit D (the “Deed of Trust”). The Deed of Trust shall be a second priority lien (subject to a $3,700,000 deed of trust on one of the two legal parcels comprising the Adjacent Parcel), perfected against third parties by recordation against the Adjacent Property, subject only to the lien of real property taxes not yet due and payable and all other matters of record acceptable to QRS, to be evidenced by a policy of title insurance issued by a title insurance company at QRS’ expense concurrent with recordation. Escrow Holder shall be the trustee under the Deed of Trust, and the MBP Security Escrow Agreement shall provide that the Deed of Trust shall be reconveyed by the trustee and removed of record upon the first to occur of (i) MBP exercises its right of early termination provided in Section 3.B above prior to the Commencement Date and provides notice thereof to Escrow Holder, (ii) receipt by Escrow Holder into the MBP Escrow Account of $4,000,000 cash (which upon receipt shall constitute the MBP Deposit describe in Section 5.G below), whether such funds come from the proceeds of sale of the Adjacent Parcel or other funds deposited by or on behalf of MBP, or (iii) delivery to Escrow Holder of the Letter of Credit described in Section 5.J below. At such time as one of the foregoing conditions for release of the Deed of Trust is satisfied, MBP shall deliver written notice to QRS requesting that QRS cause the trustee under the Deed of Trust to reconvey its interest therein to MBP, which notice shall be accompanied by a recordable form of Substitution of Trustee and Reconveyance acceptable to MBP, which form shall be executed by QRS to permit recordation thereof and returned to MBP for recordation by MBP. If QRS fails to execute and return the form of reconveyance accompanying such notice to MBP within five (5) business days after receipt by QRS of such notice from MBP, (a) QRS shall indemnify, defend and hold MBP harmless from all claims, losses, liabilities and damages (including reasonable attorneys fees and costs) suffered or incurred by MBP that arise from QRS’s failure to so cause the trustee under the Deed of Trust to reconvey its interest therein to MBP, and (b) MBP shall be entitled to terminate this Sublease for such failure by QRS, which failure shall be deemed an Event of Default hereunder, by delivery of written notice to QRS of such election to terminate this Sublease at any time prior to QRS’s execution and delivery to MBP of the form of reconveyance referred to above.

G. MBP Deposit. MBP agrees that if it has not yet funded the MBP Escrow Account as described in clause (ii) in Section 5.F above, and if prior to the end of the Term MBP sells the Adjacent Property, then from the proceeds of such sale MBP shall deposit Four Million and No/100 Dollars ($4,000,000.00) (the “MBP Deposit”) with Escrow Holder to be held in an escrow account (the “MBP Escrow Account”) under the MBP Security Escrow Agreement. The MBP Deposit shall be treated as a security deposit under this Sublease. All earnings on the MBP Deposit shall accrue to and inure for the benefit of MBP, shall remain in the MBP Escrow Account and be deemed a part of the MBP Deposit, and may be disbursed to MBP if so permitted under Section 5.H below. If MBP exercises its right of early termination provided in Section 3.B above prior to the Commencement Date, MBP shall provide notice thereof to Escrow Holder and the MBP Deposit shall be promptly disbursed to MBP by Escrow Holder at MBP’s direction. Furthermore, upon the termination of this Sublease in the event of (i) the appointment of a receiver to take possession of all or substantially all of the assets of QRS, or (ii) a general assignment by QRS for the benefit of creditors, or (iii) any action taken or suffered by QRS under any insolvency or bankruptcy laws, the MBP Deposit shall be disbursed to MBP by Escrow Holder at MBP’s direction upon two (2) business days’ written notice sent concurrently to QRS and Escrow Holder.

H. Investment of MBP Deposit. The MBP Deposit shall be invested by Escrow Holder as directed by MBP, provided that the funds may be invested only in the following investments and accounts unless otherwise agreed by QRS and MBP: interest-bearing bank accounts and certificates of deposit held by state or federally chartered financial institutions whose deposits are insured by the Federal Deposit Insurance Corporation; and other debt instruments with a minimum rating of AAA. As all earnings on the MBP Deposit shall accrue to and inure for the benefit of MBP, such earnings shall be paid to MBP from time to time, when requested of Escrow Holder by MBP, as long as the amount remaining in the MBP Escrow Account equals or exceeds the Minimum Required Deposit Amount (as defined in Section 5.1 below).

I. Disposition of MPB Deposit. The MBP Deposit shall serve as an assurance to QRS of MBP’s performance under this Sublease. For purposes hereof, the “Minimum Required Deposit Amount” shall mean, at the time of computation of such Amount, the remaining amount of Fixed Rent and estimated Additional Charges payable under the Master Lease; provided however that if MBP enters into a sub-sublease for all or portions of the Subleased Premises with a sub-subtenant whose net worth is equal to or greater than $50,000,000, then the Minimum Required Deposit Amount shall be reduced by the amount of Fixed Rent and estimated Additional Charges payable by each such sub-subtenant during the remaining Term of this Sublease. If at any time the MBP Deposit exceeds the Minimum Required Deposit Amount, MBP may direct that Escrow Holder release to MBP the excess amount of the MBP Deposit then held by Escrow Holder. Subject to the foregoing, the MBP Deposit shall be retained in the MBP Escrow Account and if MBP fails to make timely payments of Rent hereunder to Master Landlord, QRS may, at its sole and absolute discretion, direct Escrow Holder to pay to Master Landlord such portion of the MBP Deposit as is necessary to make the required payment of Rent, including without limitation, any late charges or interest payable as a result of such failure and Escrow Holder shall do so upon two (2) business days prior written instruction from QRS, which instruction shall also be simultaneously sent to MPB. Each time that QRS so directs Escrow Holder to pay a portion of the MBP Deposit as Rent to Master Landlord, MBP shall within ten (10) business days after receiving notice of such payment make an additional deposit with Escrow Holder in the amount of the MBP Deposit so paid to Master Landlord.

J. Letter of Credit as MBP Deposit. MBP may at any time elect to provide an irrevocable standby letter of credit in favor of Escrow Holder (the “Letter of Credit”) to obtain the release and reconveyance of the Deed or Trust as provided in Section 5.F above, and in lieu of cash for the MBP Deposit, as long as the Letter of Credit is in an amount at least equal to the lesser of $4,000,000 or the Minimum Required Deposit Amount. If MBP elects to do so, the Letter of Credit shall thereafter be maintained in the amount required from time to time for the MBP Deposit, and MBP shall be allowed to reduce the amount of the Letter of Credit, by amendment thereto or by substitution of another letter of credit in the appropriate amount. The Letter of Credit shall be issued by a financial institution approved by QRS and Escrow Holder and in form approved by QRS and Escrow Holder, which approvals shall not be unreasonably withheld. If the Letter of Credit is provided in lieu of the cash MBP Deposit, Escrow Holder shall be instructed to draw on the Letter of Credit to the extent necessary to enable Escrow Holder to apply funds from the MBP Deposit to pay Rent to Master Landlord as provided in Section 5.1 above.

K. Additional Cash Collateral. In the event that after the Commencement Date MBP fails to pay any Rent prior to the funding of the MBP Escrow Account, MBP shall, upon demand by QRS, immediately pay to Escrow Holder an amount equal to the lesser of $4,000,000 or the Minimum Required Deposit Amount (the “Cash Collateral Amount”), which amount shall constitute cash collateral for the payment of Rent and any damages arising from the nonpayment of such Rent. If MBP fails to pay the Cash Collateral Amount to Escrow Holder, QRS may, in addition to any other remedies available to it, retain such amount from the proceeds of any sale of the Adjacent Property pursuant to its exercise of remedies under the Deed of Trust and, after application as set forth below, deposit the remainder with Escrow Holder to be disbursed as provided in Section 5.1 above. The Cash Collateral Amount shall be applied by QRS to the payment of Rent and any damages arising from the nonpayment of Rent hereunder. MBP hereby grants QRS a security interest in all of the Cash Collateral Amount. The Cash Collateral Amount shall be held pursuant hereto and to such other documentation as shall be in form and substance satisfactory to QRS. Nothing contained herein shall limit or modify any of the remedies available to QRS under the Deed of Trust.

6. Late Charge: If after the Commencement Date, MBP fails to timely pay to Master Landlord any Rent due hereunder, MBP shall pay to Master Landlord any late charges due under the Master Lease.

7. Condition of Subleased Premises; Master Landlord’s Obligations: On the Commencement Date, QRS shall deliver the Subleased Premises to MBP in the condition in which the Master Premises are required to be surrendered by QRS to Master Landlord at the expiration or earlier termination of the lease term under the Master Lease. Subject to the foregoing, the parties acknowledge and agree that MBP is subleasing the Subleased Premises on an “AS IS” basis, and that QRS has made no representations or warranties, express or implied, with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for MBP’s intended use or any representation or warranty made by Master Landlord under the Master Lease. QRS shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease. QRS shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by MBP, and shall use QRS’s reasonable efforts (not including the payment of monies, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance. After the Commencement Date, QRS shall not be liable to MBP, nor shall MBP be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation, (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease.

8. Right to Cure Defaults: If, after the Commencement Date, MBP fails to pay any Rent to Master Landlord as required herein, or MBP fails to perform any other act on its part to be performed hereunder, then QRS may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by MBP to QRS upon demand, together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law (the “Interest Rate”) from the date of the expenditure until repaid.

9. Indemnity: Except to the extent caused by the gross negligence or willful misconduct of QRS, its agents, employees or contractors, MBP shall indemnify, defend, protect and hold harmless QRS and its agents, employees, directors, shareholders, contractors and representatives from and against any and all losses, claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys’ and experts’ fees), arising on or after the Commencement Date in connection with: (i) the use, occupancy, operation or condition of the Subleased Premises; (ii) the negligence or willful misconduct of MBP or its agents, employees, contractors or invitees; and (iii) a breach of MBP’s obligations under this Sublease or the provisions of the Master Lease. MBP’s covenants under this Section shall survive termination of this Sublease.

10. Assignment and Subletting: MBP may not assign any interest in this Sublease (by operation of law or otherwise), sublet any of the Subleased Premises, transfer any interest of MBP therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without complying with the provisions of the Master Lease with respect to a Transfer. Any Transfer without complying with the provisions of the Master Lease shall be void and, at the option of QRS, shall be a material default under this Sublease. Prior to the Commencement Date, QRS intends, subject to the terms of the Master Lease, to sublease all or portions of the Subleased Premises to a third party subtenant on terms acceptable to QRS, and MBP agrees to cooperate with QRS in such subleasing efforts, and will cooperate with QRS to extend any subleasing opportunities beyond September 30, 2008 if so desired by such subtenant on terms reasonably acceptable to MBP.

11. Use:

A. MBP may use the Subleased Premises only for such uses as are permitted under the Master Lease and MBP shall not use, store, keep, handle, manufacture, transport, release, discharge, emit or dispose of any Hazardous Materials in, on, under, about, to or from the Subleased Premises, except as permitted under the Master Lease. As used herein, “Hazardous Materials” shall mean any material or substance that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

B. MBP shall comply with all reasonable rules and regulations promulgated from time to time by Master Landlord.

12. Improvements: MBP shall not make any alterations or improvements to the Subleased Premises (i) without the prior written consent of Master Landlord and (ii) except in accordance with the Master Lease.

13. Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Sublease, the parties hereto release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value “Special Form” property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby.

14. Insurance: From and after the Commencement Date, MBP shall obtain and keep in full force and effect, at MBP’s sole cost and expense, during the Term the insurance required to be carried by QRS under the Master Lease. MBP shall include QRS and Master Landlord as an additional insured in any policy of insurance carried by MBP in connection with this Sublease and shall provide QRS with certificates of insurance upon QRS’s request.

15. Default: After the Commencement Date, MBP shall be in material default of its obligations under this Sublease if any of the following events occur:

A. MBP fails to pay any Rent within three (3) business days after delivery of written notice of nonpayment;

B. MBP fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within ten (10) business days after delivery of a written notice specifying the nature of the breach;

C. the bankruptcy or insolvency of MBP, transfer by MBP in fraud of creditors, an assignment by MBP for the benefit of creditors, or the commencement of any proceedings of any kind by or against MBP under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, MBP is discharged from the same within thirty (30) days thereafter;

D. the appointment of a receiver for a substantial part of the assets of MBP, which receiver is not discharged within thirty (30) days;

E. the levy upon this Sublease or any estate of MBP hereunder by any attachment or execution and the failure within thirty (30) days thereafter to have such attachment or execution vacated or such other action taken with respect thereto so as to put QRS at no risk of having an unconsented transfer of this Sublease;

F. MBP abandons the Subleased Premises; or

G. MBP commits any other act or omission which could constitute a default under the Master Lease.

16. Remedies: In the event of any default by MBP, QRS shall have all remedies provided to the “Landlord” under Section 16 of the Master Lease (which is incorporated herein by this reference) as if an “Event of Default” had occurred thereunder and all other rights and remedies otherwise available at law and in equity.

17. Broker: QRS and MBP each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction and each agrees to indemnify and hold the other harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any agent, broker, salesman or finder as a consequence of the indemnifying party’s actions or dealings with such agent, broker, salesman, or finder.

18. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being so submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

19. Other Sublease Terms:

A. Incorporation By Reference. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to this “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” shall be deemed a reference to “QRS” and each reference to “Tenant” shall be deemed a reference to “MBP”, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of “Landlord” under the Master Lease, whether or not incorporated herein, the sole obligation of QRS shall be to request the same in writing from Master Landlord as and when requested to do so by MBP, and to use QRS’s reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance; (v) with respect to any obligation of MBP to be performed under this Sublease, wherever the Master Lease grants to “Tenant” a specified number of days to perform its obligations under the Master Lease (including, without limitation, curing any defaults), except as otherwise provided herein, MBP shall have three (3) fewer days to perform the obligation or one-half the time period permitted under the Master Lease, which ever allows MBP the greater amount of time; (vi) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from MBP to both Master Landlord and QRS; and (vii) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from MBP to Master Landlord.

B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Effective on the Commencement Date, MBP hereby expressly assumes and agrees for the benefit of Master Landlord and QRS: (i) to comply with all provisions of the Master Lease; and (ii) except as expressly provided in this Sublease, to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the term of this Sublease. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of QRS to MBP. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between QRS and MBP, the provisions of this Sublease shall control.

C. Conditional Assignment of Rights in Master Lease. MBP and QRS agree that if it were permitted under the Master Lease without the consent of Master Landlord, that effective as of the Commencement Date, QRS would assign to MBP its rights under the Master Lease and MBP would assume its obligations under the Master Lease and QRS would be released from all obligation under the Master Lease from and after the date of the assignment. QRS agrees that at any time after the Commencement Date, MBP may in MBP’s sole and absolute discretion, request the consent of Master Landlord to the assignment of QRS’s rights in the Master Lease to MBP and to the release of QRS from any and all obligation under the Master Lease from and after the date of the assignment. If (i) MBP in its sole and absolute discretion so requests the consent of Master Landlord to the assignment of QRS’s rights in the Master Lease to MBP and to the release of QRS from any and all obligation under the Master Lease from and after the date of the assignment, and (ii) Master Landlord in its sole and absolute discretion consents to such assignment and release, then without further action of QRS or MBP, this Sublease shall serve as an assignment and assumption of MBP’s rights in the Master Lease and as a release of QRS’s obligation under the Master Lease from and after the date of the assignment, and as of the date of such consent to assignment by Master Landlord, the rights of QRS accruing thereunder after the date of such consent are assigned by QRS to MBP and MBP assumes all obligations of QRS thereunder to be performed by QRS on and after the date of such consent, and Master Landlord releases QRS from any and all liability fro performance of the obligations assigned and assumed.

20. Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

21. No Drafting Presumption: The parties acknowledge that this Sublease has been agreed to by both the parties, that both QRS and MBP have consulted with attorneys with respect to the terms of this Sublease and that no presumption shall be created against either party because it has participated in drafting this Sublease.

22. Counterparts: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

23. Authority: QRS and MBP, respectively, represents and warrants that each person executing this Agreement on behalf of such entity is authorized and empowered to do so and to thereby bind the entity on whose behalf he or she is authorized and empowered to do so and to thereby bind the entity on whose behalf he or she is signing.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

QRS:		MBP:

QRS CORPORATION, a Delaware corporation		MARINA BAY PARTNERS II, LLC, a California limited liability company

By:	/s/ David Cooper	By:	/s/ Richard R. Poe

Name:	DAVID COOPER	Richard R. Poe, its Manager
Title:	CFO
Address for Notices: 1400 MARINA WAY SOUTH RICHMOND, CA 94804		Address for Notices: 1001 Second Street Suite 205 Napa, CA 94599

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